UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DEAN FOODS COMPANY

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Dean Foods Company Say-on-Pay Vote May 2011

Say-on-Pay Vote: 2011
•In 2011, Dean Foods Company, along with many other public companies, is soliciting your vote on executive compensation for the first time.
•Glass Lewis recommended a vote “FOR” our executive compensation, noting that with respect to pay for performance, the Company “adequately aligned executive pay and corporate performance” in 2010, and that no pay for performance issues had been identified which should be of “substantial concern to stockholders.”
•ISS recommended a vote “AGAINST” our executive compensation, despite rating our pay for performance as a “low” concern.
•ISS noted that its recommendation is primarily due to the fact that we entered into a change in control agreement with an executive officer in 2010 that provided for an excise tax gross-up in certain situations.  Notably, our stockholders voted to allow us to continue our use of these gross-ups in 2010.
•We strongly disagree with ISS’ analysis, which utilizes a “one-size-fits all”
approach and does not give appropriate weight to the important criteria of pay for performance.

Excise Tax Gross-Ups: 2010 Stockholder Vote
•Stockholders had the opportunity to voice their opinion on excise tax gross-ups through their vote on a stockholder proposal prohibiting future gross-ups in our
2010 proxy statement, and agreed with the recommendation of our Board of
Directors that tax gross-ups were appropriate in the limited circumstances in which we use them.
•Our stockholders have the opportunity to vote on this proposal again in 2011.
•Our change in control agreements have not been materially modified or amended since the 2010 vote.  All of our executive officers receive the same form of agreement, as described in our proxy statement.
•We believe that to deny the same benefit to new executive officers as given to existing executive officers would impede our ability to attract and retain qualified executives.

2010 Compensation Reflects Pay for
Performance Philosophy
In 2010, our executive compensation clearly reflected the decline in our operating results, in line with our pay for performance philosophy.  Specific examples include:
Executive officers participating in the Corporate and Fresh Dairy Direct
Short-Term Incentive Plans, including our CEO, received no payment with respect to 60% of their target short-term incentive plan payout.
For executive officers participating in the Corporate and Fresh Dairy Direct plans, the 40% of STI payable upon the achievement of individual objectives was reduced by an additional 25% and by an additional 37.5% for the CEO.
Our CEO voluntarily agreed to reduce his base salary from $1,100,000 to
$1,000,000, comprising a reduction of approximately 9%.
Salaries were frozen for all executive officers; no merit increases were given.

Seeking Your Support on Say-on-Pay
We strongly believe that ISS’ recommendation fails to give appropriate weight to our pay for performance alignment in 2010, specifically in light of the fact that we received a favorable stockholder vote with respect to our use of excise tax gross-ups in 2010.
For these reasons, our Board of Directors recommends a vote “FOR”
Proposal Three, approving our executive compensation as disclosed in the 2011 proxy statement.
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